UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2016

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

We expect to enter into an amendment to our credit agreement in order to extend the maturity of the revolving credit facility thereunder, decrease the interest rate applicable to the revolving credit facility and amend the financial covenant applicable to the revolving credit facility.

Item 8.01 Other Events.

On August 1, 2016, Axalta Coating Systems Ltd. (the “Company”) announced that its indirect, wholly owned subsidiary, Axalta Coatings Systems, LLC (the “Issuer”), is commencing an offering of $875.0 million (equivalent) in aggregate principal amount of senior unsecured notes comprised of one tranche of dollar-denominated senior unsecured notes and one tranche of euro-denominated senior unsecured notes (collectively, the “Notes”), subject to market conditions. The Notes will be fully and unconditionally guaranteed by Axalta Coating Systems Dutch Holdings B B.V., an indirect, wholly owned subsidiary of the Company (“Dutch Parent”) and each of Dutch Parent’s existing restricted subsidiaries, subject to certain exceptions, but will not be guaranteed by the Company. The Issuer expects to use the net proceeds of this offering to redeem the $750.0 million outstanding aggregate principal amount of the 7.375% senior notes due 2021 (the “2021 Notes”) of Axalta Coating Systems U.S. Holdings, Inc., an indirect, wholly owned subsidiary of the Company, and Dutch Parent (together, the “Existing Notes Issuers”), to pay related transaction costs and expenses and for general corporate purposes, including to add cash to our balance sheet.

In addition, the Existing Notes Issuers gave notice that they have elected to redeem, subject to the satisfaction of specific conditions precedent, on August 31, 2016 (the “Redemption Date”), $750.0 million in aggregate principal amount of the 2021 Notes, which represents all of the outstanding 2021 Notes. The redemption price with respect to any redeemed 2021 Notes will be equal to 105.531% of the principal amount of such 2021 Notes, plus accrued but unpaid interest thereon to but not including the Redemption Date. The redemption is subject to the satisfaction of specified conditions precedent, including, without limitation, consummation (as and when determined by the Existing Notes Issuers in their sole and absolute discretion), on or prior to the Redemption Date, of the issuance by the Issuer of the Notes in an amount sufficient to pay, among other things, the redemption price. The Existing Notes Issuers will be entitled to delay, and may delay, the redemption of the 2021 Notes until such time as such conditions precedent are satisfied. Such redemption will not occur in the event that the conditions precedent have not been so satisfied by September 30, 2016.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

This Current Report is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. When issued, the Notes the Issuer intends to offer will not have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The information contained in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

99.1	Axalta Coating Systems Ltd. press release, dated August 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: August 1, 2016	By:	/s/ Robert W. Bryant
Robert W. Bryant
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number:	Description

99.1	Axalta Coating Systems Ltd. press release, dated August 1, 2016.